PUBC Announces Contract with Miller Sports Technologies, Inc.

LAS VEGAS, NV - October 5, 2005 - Public Company Management Corporation (OTCBB: PUBC) announced that its subsidiary, GoPublicToday.com, Inc., has a new contract agreement with Miller Sports Technologies, Inc., which operates under trade name Revolution Manufacturing. Under the contract, GoPublicToday.com, Inc. will assist Miller Sports Technologies with the process of becoming a publicly traded company on the Over the Counter Bulletin Board (OTCBB).

Headquartered in Orem, Utah, Miller Sports Technologies is the oldest ski company in the hemisphere, the only ski manufacturer in the United States, and the largest-capacity snowboard manufacturer. The company was fundamental in the development of the ski-brake, full release bindings for skis, the breakaway ski-pole grip, and the original fat or "sculptured" skis, all products that are now ubiquitous throughout the ski world.

Although the company has a rich past, it continues to make history: Revolution has recently introduced a revolutionary line of snowboarding technology with impact release bindings and interfaces that promises to reduce injuries, medical insurance claims, legal costs, and possibly even ticket prices. It has also developed an innovative online tool that allows an end-user to design his own board or skis, complete with graphics, and have it shipped to his door.  These new technologies are unique in the industry and promise to revolutionize the market for the millions of participants in these outdoor sports.

Miller Sports Technologies competes in the Sporting Goods industry, along with other public companies such as Aldila, Inc. (Nasdaq: ALDA), Brunswick Corp. (NYSE: BC), and Johnson Outdoors, Inc. (Nasdaq: JOUT). For more information about Miller Sports Technologies or Revolution Manufacturing, visit the company's web site at www.rideharder.com.

"Miller Sports is a promising company in the growing Sporting Goods industry, and PUBC is excited about the opportunity to help Miller Sports in its efforts to access the public equity markets," said Stephen Brock, PUBC president. "Our goal is to help Miller Sports build success by taking advantage of the numerous benefits of being a public company."

In addition to assisting with becoming a public company, PUBC will also provide compliance services to help the company maintain its regulatory responsibilities as a public company. These services, provided through PUBC's subsidiary, Public Company Management Services (http://www.PCMS-Team.com), are invaluable for small business issuers (SBIs), as many are unsuccessful at maintaining compliance, which severely limits their ability to access capital. In fact, 20 percent of OTCBB SBIs do not file 10-KSBs. By aiding SBIs like Miller Sports Technologies with regulatory compliance, PUBC continually works toward its goal of supporting the entire life cycle of public companies and making the benefits of the public equity markets accessible to smaller companies.

About Public Company Management Corporation

PUBC provides a number of consulting and advising services to companies seeking to access public capital markets. PUBC focuses on the small business market segment, traditionally underserved by large management consulting firms like Accenture Ltd. (NYSE: ACN) and Corporate Executive Board Co. (NASDAQ: EXBD). PUBC's primary service is to help promising private companies become publicly traded companies and with consulting and advising services relating to compliance with SEC reporting requirements. For more information on PUBC's services, visit: www.publiccompanymanagement.com/services.

PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today, Inc. (http://www.GoPublicToday.com) provides advice and assistance in connection with registration of securities for public offerings and obtaining a listing on the OTCBB.

Regulatory compliance -- Public Company Management Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients' best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding PUBC's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which PUBC operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in PUBC's filings with the Securities and Exchange Commission. PUBC assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com

www.PublicCompanyManagement.com

Source: Public Company Management Corporation